REAL ESTATE OPTION AGREEMENT


     THIS REAL ESTATE OPTION AGREEMENT ("Agreement") is made and entered into as of this 27th day of September, 1996, by and between MARCOR PARTNERSHIP, a general partnership, ("Optionee") and M & R INVESTMENT COMPANY, INC., a Nevada corporation
("Optionor").

                            RECITALS:

     WHEREAS Optionor is the owner of an undivided two thirds (66.667%) interest (the "Subject Interest") as tenant in common in that certain real property located in Clark County, Nevada, containing approximately 2.16 acres, as more particularly described on Exhibit "A" hereto (the "Property"); and

     WHEREAS Optionee desires an option to acquire the Subject
Interest; and

     WHEREAS Optionor is willing to grant Optionee said option on the terms and conditions provided hereinbelow;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Optionee and Optionor agree as follows:

                           WITNESSETH:

     1. PROPERTY. Subject to the terms hereof, Optionor hereby grants Optionee an exclusive option (the "Option") to purchase the entire Subject Interest, including all rights and hereditiments appurtenant thereto.

     2. TERM OF OPTION. If not sooner exercised pursuant to the terms of this Agreement, the Option shall expire and be of no further force or effect at 5:00 p.m. Las Vegas time on October
11, 1999 (the "Option Deadline").

     3.   FEASIBILITY PERIOD.  Optionee shall have until thirty
(30) days after mutual execution hereof (the "Feasibility Period") in which to evaluate the Property and conduct such studies and investigations as Optionee sees fit. At any time prior to expiration of the Contingency Period Optionee may terminate this Agreement by written notice to Optionor, in which event neither party shall have any further rights or obligations hereunder.

     4. OPTION FEE. In consideration of the Option granted herein, Optionee shall pay Optionor an annual payment (the "Option Fee") in the amount of Forty Five Thousand One Hundred Eighty Five Dollars ($45,185.00), so long as the Option remains in effect. the first such payment shall be due and payable on or before the expiration of the Feasibility Period, with a like payment due and payable on each of the next two (2) anniversaries thereof, provided that the Option has not sooner been terminated as provided for elsewhere herein.

     5. EXERCISE OF OPTION. At any time during the term of the Option, Optionee shall have the right to exercise the Option by giving Optionor not less than thirty (30) days prior written notice thereof (the "Exercise Notice").

     6. CLOSING. Within two (2) business days after Optionor's receipt of Optionee's Exercise Notice as provided for under
Section 5 above, Optionee and Optionor shall open an escrow with Angie Galindo of United Title Agency ("Escrow Agent"), 2300 W. Sahara Avenue, Suite 140, Las Vegas, Nevada 89102, by depositing an executed copy of this Agreement. The parties shall promptly execute and deliver such escrow instructions and additional documents, not inconsistent with this Agreement, as may be required to effectuate the intent hereof. Escrow shall close not later than thirty (30) days after Optionor's receipt of Optionee's Exercise Notice. Optionor shall convey the Subject Interest to Optionee or Optionee's nominee by grant, bargain and sale deed as customary in Nevada. At close of escrow, Optionor shall cause Escrow Agent to issue the Optionee Escrow Agent's standard CLTA owner's policy of title insurance, with coverage in the amount of the Purchase Price, insuring good and marketable title to the Subject Interest subject only to Items 1, 2, 4, 5, 6, 7, 8 and 12 as shown on Schedule B of United Title Company's preliminary title report dated April 19, 1996 and attached hereto as Exhibit "B"; provided, however, that as to Item 1, all taxes shall be paid current by Optionor as of close of escrow, and as to Item 2, Optionor shall remain obligated as to supplemental taxes assessed against any improvements constructed by Optionor or on Optionor's behalf. Closing costs shall be apportioned as follows: Optionor shall pay transfer tax, the premium for Optionee's CLTA title policy, and one-half of the escrow fee. Optionee shall pay recording costs and one-half of the escrow fee, and the incremental cost of any ALTA title insurance coverage desired by Optionee over and above the cost of a standard CLTA policy. Real property taxes shall be prorated as of closing.

     7. PURCHASE PRICE. The purchase price for the Subject Interest (the "Purchase Price") shall be an amount equal to Nine Dollars ($9.00) multiplied by the total square footage of the Property. The square footage of the Property shall be deemed to be Ninety Four Thousand Ninety (94,090) square feet unless Optionee obtains a survey, at Optionee's expense, prepared by a licensed Nevada surveyor during the Feasibility Period, which reflects a different square footage. In such event, the square footage of the Property shall be determined by reference to said survey. The Purchase Price shall be payable in cash at close of escrow. No portion of the Option Fee paid by Optionee shall be applicable to the Purchase Price.

     8. RIGHT OF ENTRY. Optionee and its agents shall have the right to enter onto the Property during the term of the Option, to inspect same and conduct studies thereon and/or a survey thereof. Optionee shall indemnify Optionor from any claims, liens, damages and expenses (including attorneys fees) arising from or in connection with such entry. Optionor agrees to provide to Optionee, promptly after execution hereof, all information and materials concerning the Property in the present possession of Optionor or its agent.

     9. BROKERS. Optionee and Optionor hereby represent and warrant to each other that they have not retained or dealt with any broker or agent with respect to this transaction. Optionee and Optionor each hereby agree to indemnify and hold the other harmless from and against the claims of any broker, agent or finder claiming by or through the indemnifying party. Optionee discloses that Optionee and/or principals of Optionee are licensed Nevada real estate brokers.

     10. OPTIONOR'S REPRESENTATIONS. Optionor hereby represents and warrants to Optionee as follows:

     (a) The execution, delivery and performance by Optionor of this Agreement and such other instruments and documents to be executed and delivered in connection herewith by Optionor does not, and will not, result in any violation of, or conflict with, or constitute a default under, any provision of any agreement or any mortgage, deed of trust, indenture, lease, security agreement, or other instrument or agreement to which Optionor is a party.

     (b) To the best of the Optionor's knowledge, Optionor is not prohibited from consummating the transactions contemplated by this Agreement by any law, rule, regulation, instrument, agreement, order or judgment.

     (c) Optionor has not received any notice of, and, to the best of Optionor's knowledge, there do not exist any current violations of any laws, statutes, ordinances, regulations or other requirements of any governmental agency in connection with or related to the Property. Without limiting the generality of the foregoing, to the best of Optionor's knowledge, no hazardous substances or wastes or petroleum products are presently located on the Property. Optionor has not received any notice of any proceeding or any pending inquiry by any governmental agency with respect to hazardous wastes or toxic substances in connection with the Property. Optionor has received no notice of any violations of any local, state or federal statutes or laws governing the generation, treatment, storage, disposal or clean-up of hazardous substances, including, without limitation, NRS Chapter 459, the Toxic Substance Control Act of 1976, or the Resource Conservation and Recovery Act of 1976, as they have been amended from time to time.

     (d) To the best of Optionor's knowledge, there are not any existing, pending or anticipated litigation, condemnation or similar proceedings against or involving the Property or, to the best of Optionor's knowledge, or any other claim, action, suit or other proceeding threatened or pending which would materially and/or adversely affect Optionee's right, title and/or interest in and to, or enjoyment or use of, the Property.

     (e) The Property is a legal parcel or parcels in accordance with Nevada's Subdivision Map Act, Chapter 278 of Nevada
     Revised Statutes.

     (f) Optionor shall not transfer, encumber or otherwise hypothecate the Property or any portion thereof or interest therein, so long as this Agreement remains in effect.

     The foregoing representations and warranties shall be true and correct as of the date hereof and as of close of escrow, and shall survive closing and delivery of the deed. In the event of any failure of any of the foregoing representations and warranties prior to the close of escrow. Optionee shall have the right, at its option and without limitation of remedy, to terminate this Agreement and obtain a refund of all Option Fees paid to Optionor.

     11. NOTICES. Any notices hereunder shall be hand delivered or sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

     OPTIONEE:                          OPTIONOR:
     4495 South Polaris Avenue          4045 S. Spencer St. #206
     Las Vegas, Nevada 89103            Las Vegas, Nevada 89119
     Attn:  Robert H. O'Neil            Attn:  James H. Dale

     Notices mailed as aforesaid shall be deemed delivered on the earlier of (a) actual receipt, or (b) two (2) business days after deposited in the U.S. mail.

     12. DEFAULT. In the event of default hereunder by Optionor, which default is not cured within five (5) days after written notice thereof from Optionee to Optionor, Optionee shall have all rights and remedies available at law or in equity, including (without limitation) the right to compel specific performance of this Agreement. In the event of default hereunder by Optionee, which default is not cured within five (5) days after written notice thereof from Optionor to Optionee, Optionor's sole remedy shall be to terminate this Agreement by written notice to Optionee and Escrow Agent, in which event Optionor shall retain all portions of the Option Fee paid by Optionee, and neither party shall have any further rights or obligations hereunder.

     13. GENERAL. Time is of the essence hereof. This Agreement represents the entire agreement of the parties, expressly superseding all prior agreements and understandings (including, without limitation, the matters set forth in correspondence between the parties dated August 22, 1996, August 26, 1996, and August 27, 1996, respectively). This Agreement may only be amended in writing. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The waiver of any default by Optionor or Optionee shall not be construed as a continuing waiver, or a waiver of any subsequent default of the same or any other provision of this Agreement. The terms of this Agreement shall be governed under Nevada law. In the event of any action to enforce the terms of this Agreement, the prevailing party shall be entitled to costs and attorneys fees from the other party. This Agreement may be executed in counter parts.

     14. ACCEPTANCE. Unless this Agreement is executed by Optionor and delivered to Optionee by 5:00 p.m., Las Vegas time, on September 24, 1996, any offer represented hereby shall be deemed revoked and of no further force or effect.

     15. MEMORANDUM OF OPTION. Concurrently with the expiration of the Feasibility Period, Optionee and Optionor shall execute and record against the Property a memorandum giving notice of the existing, but not the terms, of this Agreement.

     IN WITNESS WHEREOF Optionee and Optionor have executed this
Agreement as of the date first set forth above.

OPTIONEE:                          OPTIONOR:

MARCOR PARTNERSHIP,                M & R INVESTMENT COMPANY, INC.
a general partnership,             a Nevada corporation,


/s/                                /s/   James H. Dale
By:                                By:   James H. Dale
Its:  Managing General Partner     Its:  President




                            EXHIBIT A

A parcel of land located in the Northeast One Quarter (NE 1/4) of the Northwest One Quarter (NW 1/4) of Section 20, Township 21
South, Range 61 East, Mount Diablo Meridian, Clark County,
Nevada, more particularly described as follows:

Beginning at a point South 75(45'32" West 815.64 feet from the North Quarter (N 1/4) corner of Section 20, Township 21 South, Range 61 East, MDM, said point being on the West right of way line of Industrial Road; thence North 66(10'34" West 282.96 feet, thence North 27(39'44" East, 62.48 feet to a point on the South right of way of Flamingo Wash; thence South 72(50'01" East 31.47 feet along the South right of way line of Flamingo Wash; thence South 84(38'32" East 52.93 feet along the South right of way line of Flamingo Wash; thence South 86(11'41" East 53.52 feet along the South right of way line of Flamingo Wash; thence North 83(04'56" East 50.98 feet along the South right of way line of Flamingo Wash; thence North 68(22'39" East 72.74 feet along the South right of way line of Flamingo Wash to the West right of way line of Industrial Road; thence Southerly along the arc of a curve concave to the East 167.18 feet along the West right of way line of Industrial Road, said curve has a radius of 565 feet and has a central angle of 16(57'11" and radial lines bearing North 73(02'49" West and due West; thence due South 20.05 feet along the West right of way line of Industrial Road to the point of beginning.




Escrow Number:  96-10-4555-AG

                       MEMORANDUM OF OPTION

This MEMORANDUM OF OPTION is made this 21st day of November, 1996 by and between M & R INVESTMENT COMPANY, INC., hereinafter referred to as "Optionor" and CINDERLANE, INC., A NEVADA
CORPORATION, hereinafter referred to as "Optionee".

The parties have entered into a REAL ESTATE OPTION AGREEMENT dated September 27, 1996, for the option to purchase the property as set forth on Exhibit "A" attached hereto and by reference made a part hereof.

The Real Estate Option Agreement terminates at 5:00 PM, October
11, 1999.

THIS MEMORANDUM OF OPTION IS PREPARED FOR THE PURPOSE OF
RECORDATION AND IN NO WAY MODIFIES THE TERMS AND CONDITIONS OF
THE AGREEMENT.

Witness our hands this 3rd day of December, 1996


OPTIONOR:

M & R INVESTMENT COMPANY, INC.,
A NEVADA CORPORATION

/s/ James H. Dale

By:  JAMES H. DALE, PRESIDENT


OPTIONEE:

CINDERLANE, INC., A NEVADA CORPORATION


By:

STATE OF NEVADA   )                Escrow No. 96-10-4555-AG

COUNTY OF CLARK   )                When recorded, mail to:

On this 3rd of December, 1996      UNITED TITLE OF NEVADA
appeared before me, a Notary       2300 West Sahara Ave/Box 3
Public, James H. Dale personally   Las Vegas, Nevada 89103
known or proven to me to be the
person(s) whose name(s) is/are     This document is executed in
subscribed to the above            counterpart to facilitate this
instrument, who acknowledged       transaction each of which so
that he/she/they executed          executed shall, irrespective
the instrument for the purposes    of the date of its execution
therein contained.                 and delivery, be deemed an
                                   original, and these
                                   counterparts together
/s/                                constitute one and the same
Notary Public                      instrument.

My commission expires: March 13, 1999

This area for Notary Seal
                                   THIS IS CERTIFIED TO BE A TRUE
                                   & CORRECT COPY OF THE SIGNED
                                   ORIGINAL BY /S/ UNITED TITLE
                                   OF NEVADA




Escrow Number:  96-10-4555-AG

                       MEMORANDUM OF OPTION

This MEMORANDUM OF OPTION is made this 21st day of November, 1996 by and between M & R INVESTMENT COMPANY, INC., hereinafter referred to as "Optionor" and CINDERLANE, INC., A NEVADA
CORPORATION, hereinafter referred to as "Optionee".

The parties have entered into a REAL ESTATE OPTION AGREEMENT dated September 27, 1996, for the option to purchase the property as set forth on Exhibit "A" attached hereto and by reference made a part hereof.

The Real Estate Option Agreement terminates at 5:00 PM, October
11, 1999.

THIS MEMORANDUM OF OPTION IS PREPARED FOR THE PURPOSE OF
RECORDATION AND IN NO WAY MODIFIES THE TERMS AND CONDITIONS OF
THE AGREEMENT.

Witness our hands this 3rd day of December, 1996


OPTIONOR:

M & R INVESTMENT COMPANY, INC.,
A NEVADA CORPORATION



By:  JAMES H. DALE, PRESIDENT


OPTIONEE:

CINDERLANE, INC., A NEVADA CORPORATION



/s/

By:  James A. Barrett, Jr.,
     President

STATE OF NEVADA   )                Escrow No. 96-10-4555-AG

COUNTY OF CLARK   )                When recorded, mail to:

On this 3rd of December, 1996      UNITED TITLE OF NEVADA
appeared before me, a Notary       2300 West Sahara Ave/Box 3
Public, James A. Barrett, Jr.      Las Vegas, Nevada 89103
personally known or proven to
me to be the person(s)
whose name(s) is/are               This document is executed in
subscribed to the above            counterpart to facilitate this
instrument, who acknowledged       transaction each of which so
that he/she/they executed          executed shall, irrespective
the instrument for the purposes    of the date of its execution
therein contained.                 and delivery, be deemed an
                                   original, and these
                                   counterparts together
/s/                                constitute one and the same
Notary Public                      instrument.

My commission expires: 7/27/99

This area for Notary Seal
                                   THIS IS CERTIFIED TO BE A TRUE
                                   & CORRECT COPY OF THE SIGNED
                                   ORIGINAL BY /S/ UNITED TITLE
                                   OF NEVADA




                           EXHIBIT "A"

A parcel of land located in the Northeast One Quarter (N/E 1/4)
of the Northwest One Quarter (NW 1/4) of Section 20, Township 21
South, Range 61 East, Mount Diablo Meridian, Clark County,
Nevada, more particularly described as follows:

Beginning at a point on the North line of Section 20, Township 21 South, Range 61 East, M.D.M. and the North right of way line of Flamingo Road and the West right of way line of I-15 said point being North 89(53'29" West, 199.49 feet from the North Quarter (N 1/4) corner of Section 20; Thence South Westerly along the arc of a curve concave to the North West 421.46 feet. This arc is the North right of way line of Flamingo Road and has a radius of 415 feet and a central angle of 58(11'18" and radial lines bearing South 69(43'06" East and South 11(31'48" East; thence Westerly along the arc of a curve concave to the North 164.57 feet. This arc is the North right of way line of Flamingo Road and has a radius of 1340 feet and a central angle of 07(02'28" and radial lines bearing South 00(31'08" East; and South 06(31'20" West. This point being the intersection of the North right of way line of Flamingo Road and the East right of way line of Industrial Road; Thence North 04(14'05" West, 73.43 feet along the East right of way line of Industrial Road; Thence Northerly along the arc of a curve concave to the East 44.26 feet said arc being the East right of way line of Industrial Road. this curve has a radius of 450 feet and a central angle of 05(38'08" and radial lines bearing North 84(21'54" East and due East; Thence North 84(21'54" East 20.00 feet; Thence Northerly along the arc of a curve concave to the East 127.79 feet. Said Arc being the East right of way line of Industrial Road. This curve has radius of 430 feet and a central angle of 17(01'38" and a radials bearing North 67(20'08" West and North 84(21'54" West; Thence North 22(39'44" East 17.38 feet along the East right of way line of Industrial Road to a point on the North line of Section 20; Thence South 89(53'29" East 416.18 feet along the North line of
Section 20 to the Point of Beginning.



CLARK COUNTY, NEVADA
JUDITH A. VANDEVER, RECORDER
RECORDED AT REQUEST OF:
UNITED TITLE OF NEVADA
12-05-96  08:01 CPD    3
BOOK: 961205   INST: 00291
Fee:  9.00     RPTT:   .00
     OPTION
CONFORMED COPY-HAS NOT BEEN COMPARED
TO THE ORIGINAL